                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

S. JAY STEWART
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

September 11, 1997

Dear Shareholder:

It is my pleasure to invite you to the 1997 Annual Meeting of Shareholders of Morton International, Inc., which will be held on Thursday, October 23, 1997, at the Mid-America Club, 200 East Randolph Drive (80th floor), Chicago, Illinois commencing at 10:00 A.M. local time. Information relative to the matters to be voted upon at the meeting is in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting whether or not you plan to attend in person. Therefore, please sign, date and return your proxy promptly in the enclosed envelope. This will not limit your rights to vote in person or attend the meeting.

A public news release covering voting results will be available immediately after the meeting.

The Company's Annual Report for the fiscal year ended June 30, 1997, is being distributed to shareholders with this proxy statement.

Sincerely,

[PASTE SIGNATURE]

                           MORTON INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Morton International, Inc. (the "Company") will be held on Thursday, October 23, 1997, at the Mid-America Club, 200 East Randolph Drive (80th floor), Chicago, Illinois at 10:00 A.M. local time to consider and vote upon:

    1.  Election of four directors (see pages 2-5).

    2.  Approval of the Company's 1997 Incentive Plan (see pages 18-20).

    3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditing firm for the fiscal year ending June 30, 1998 (see page
21).

    4.  Any other business that may properly come before the meeting.

The close of business August 25, 1997, has been fixed as the record date for the meeting. All shareholders of record on that date are entitled to be present and vote at the meeting.

Attendance at the annual meeting will be limited to shareholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent shareholder, and invited guests of management. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the chairman of the meeting.

By order of the Board of Directors

          [SIGNATURE]

P. Michael Phelps
Vice President and Secretary

September 11, 1997

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                           MORTON INTERNATIONAL, INC.
                           100 NORTH RIVERSIDE PLAZA
                          CHICAGO, ILLINOIS 60606-1596

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                                              September 11, 1997

                                  INTRODUCTION

    Effective April 30, 1997, Morton International, Inc. ("Old Morton") contributed its salt and specialty chemicals businesses to a newly created subsidiary, New Morton International, Inc. ("New Morton"), all the outstanding common stock of which was then spun off on a share-for-share basis to the shareholders of Old Morton. Immediately thereafter, New Morton's corporate name was changed to Morton International, Inc. (the "Company"), and Old Morton's automotive safety products business was combined with the businesses of Autoliv AB, a Swedish corporation, through the formation of a new Delaware holding corporation, Autoliv, Inc. Since the foregoing transactions, the Company and Autoliv, Inc. have been independent publicly owned companies with separate, independent boards of directors and management.

    The present directors and executive officers of the Company, however, had corresponding positions and responsibilities with Old Morton prior to April 30, 1997. Consequently, certain information in this proxy statement concerning such persons which covers periods prior to April 30, 1997 (such as compensation received and stock options exercised) is based on their service with Old Morton. Therefore, the term Company as used herein includes Old Morton during the periods when it had corresponding shareholders, directors and officers.

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Shareholders, to be held on Thursday, October 23, 1997, and at any adjournment thereof (the "1997 Annual Meeting" or the "meeting").

    The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Shares will be voted in accordance with shareholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.

    Directors will be elected by a plurality of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes cast with respect thereto. Consequently, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) are not counted for purposes of determining whether a proposal has been approved, but they are counted for purposes of establishing a quorum at the meeting.

    The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation for a fee of $11,000 plus expenses.

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                           1.  ELECTION OF DIRECTORS

    The Company's by-laws provide that the size of the Board shall be fixed from time to time by Board resolution. The Board presently consists of eleven members, divided into three classes. Directors in each class are elected, on a rotating basis at the annual shareholders meeting at which the term for such class expires, for terms expiring (except as noted herein) at the third subsequent annual meeting of shareholders.

    Listed on the following pages as nominees for election at the 1997 Annual Meeting for three-year terms (except for Messrs. Barford and Creson) are the four directors whose present terms will expire at that time. All nominees are presently serving as directors, and the Company has not been advised by any nominee that he will not serve if elected.

    THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS

    The Board met eight times during the fiscal year ended June 30, 1997 (fiscal
1997). All of the incumbent directors were present for 75% or more of the total meetings of the Board and Board committees of which they were members except Mr. Fill.

    Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $28,000 per year, plus a fee of $1,500 for each Board meeting attended.

    In addition, non-employee directors who are chairmen of the Audit and Compensation Committees each receive additional annual retainers of $2,500; the chairman of the Nominating & Organization Committee receives an additional annual retainer of $1,500; and all committee chairmen and members receive $750 for attendance at each meeting of their particular committees.

    Non-employee directors who are elected or continuing as such at annual shareholders meetings also receive grants of 500 shares of Company common stock as of the dates of each such meeting. The value of the 500 shares received by each director as of the October 1996 annual meeting was $20,375.

    The Company has a Non-Employee Directors Deferred Compensation Plan, under which participants may elect to defer all or a portion of their cash (but not stock) compensation. This Plan utilizes phantom Company stock, plus amounts equivalent to dividends paid thereon, to value deferred balances, which as a result fluctuate from time to time in accordance with the stock's market performance. Distributions of Plan balances are made in cash following a participant's death or termination of service as a director, in amounts based on the stock's market value at the time of the particular distribution.

--------------------------------------------------------------------------------

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NOMINEES FOR DIRECTOR AT THE OCTOBER 1997 ANNUAL MEETING*

                      RALPH M. BARFORD, age 68, is President of Valleydene Corp.
                  Ltd., an investment company. He is also Chairman of GSW, Inc., a manufacturer of consumer products, and a director of Bank of Montreal, Bell Canada, BCE Inc., Hollinger, Inc. and Northern Telecom Limited. Mr. Barford has been a director of the Company since 1989. He holds a Bachelor of Commerce degree from the University of Toronto and an M.B.A. degree from Harvard University.
[PHOTO]

                      JAMES R. CANTALUPO, age 53, was elected a director of the
                  Company in January 1996. He is President (since 1987) and Chief Executive Officer -- International (since 1991) and a director (since 1987) of McDonald's Corporation, a global foodservice retailer. Mr. Cantalupo joined McDonald's as Controller in 1974 and subsequently served in several senior executive capacities before being promoted to his present position. He is a graduate of the University of Illinois as well as a certified public accountant.
[PHOTO]

                      WILLIAM T. CRESON, age 68, retired in 1986 from Crown
                  Zellerbach Corporation, a forest products and paper manufacturer, where he had served as President, Chief Executive Officer, and Chairman of the Board. Mr. Creson has been a director of the Company since 1989. He holds a B.S. degree in Mechanical Engineering from Purdue University and an M.B.A. degree from the University of Pennsylvania.
[PHOTO]

                      S. JAY STEWART, age 58, became Chairman and Chief
                  Executive Officer of the Company in April 1994. Also, he has been a director of the Company since 1989, and was its President and Chief Operating Officer from 1989 through March 1994. In addition, he is a director of Household International, Inc. and Autoliv, Inc. Mr. Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. degree from West Virginia University.
[PHOTO]

--------------------------------------------------------------------------------

--------
* Messrs. Barford and Creson have been nominated for terms which will expire in July 1999, when they both will reach age 70. The terms of the other two nominees named in this class will expire at the October 2000 Annual Meeting.

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INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 1998 ANNUAL MEETING

                      W. JAMES FARRELL, age 55, was elected a director of the
                  Company in June 1996 effective in August 1996. He is Chairman (since May 1996) and Chief Executive Officer and a director (since 1995) of Illinois Tool Works Inc. (ITW), a multinational manufacturer of fasteners, components, assemblies and systems. Mr. Farrell joined ITW in 1965, and since 1972 he has served in numerous senior executive capacities before election to his present positions. In addition, he is a director of Hon Industries Inc. and Premark International, Inc. He holds a degree in Electrical Engineering from the University of Detroit.
[PHOTO]

                      RICHARD L. KEYSER, age 54, is Chairman of the Board (since
                  September 1997), Chief Executive Officer (since March 1995), and a director (since 1992) of W. W. Grainger, Inc., a nationwide distributor of maintenance, repair and operating supplies. He joined Grainger in 1986 as a vice president, and subsequently served in several senior executive capacities before assuming his present positions. He has been a Company director since January 1995. He has a B.S. in Nuclear Science from the U.S. Naval Academy and an M.B.A. from Harvard University.
[PHOTO]

                      ROGER W. STONE, age 62, is Chairman of the Board (since
                  1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper, and packaging products. He has been a director of the Company since 1989. Mr. Stone is also a director of Abitibi-Consolidated, Autoliv, Inc., McDonald's Corporation, and Option Care, Inc. He is a graduate of the University of Pennsylvania Wharton School of Finance.
[PHOTO]

--------------------------------------------------------------------------------

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INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 1999 ANNUAL MEETING*

                      DENNIS C. FILL, age 68, is (since June 1992) Chairman and
                  Chief Executive Officer of Advanced Technology Laboratories, Inc., formerly named Westmark International Incorporated, a medical electronics systems manufacturer, where he held corresponding offices since 1986. Mr. Fill has been a director of the Company since 1989. He is also a director of Beckman Instruments, Inc., Cytran, Inc. and Spacelabs Medical, Inc. Mr. Fill attended Ealing College, the Institute of Export and the Borough Polytechnic branch of London University. He also served in the Royal Air Force.
[PHOTO]

                      WILLIAM E. JOHNSTON, age 57, was elected a director of the
                  Company in January 1996. He is President and Chief Operating Officer of the Company (since October 1995), prior to which he was (since 1993) its Executive Vice President, Administration and (from 1981 until 1993) President of its Salt Group. Mr. Johnston holds a B.A. degree from St. Joseph's College and an M.B.A. degree from the University of Chicago.
[PHOTO]

                      EDWARD J. MOONEY, age 56, is Chairman (since July 1994),
                  Chief Executive Officer (since April 1994), President (since
                  1990) and a director (since 1988) of Nalco Chemical Company, a producer of specialty chemicals and services for water and industrial process treatment. Mr. Mooney was Chief Operating Officer of Nalco from 1992 to 1994. He has been a director of the Company since August 1995. In addition, he is a director of FMC Corporation, as well as Northern Trust Corporation and its subsidiary The Northern Trust Company. He has a B.S. in Chemical Engineering and a J.D. degree from the University of Texas.
[PHOTO]

                      GEORGE A. SCHAEFER, age 69, is a director (since 1983) of
                  Caterpillar Inc., a manufacturer of construction, earthmoving and material handling machines and engines. He retired in 1990 as Chairman and Chief Executive Officer of Caterpillar, positions he had held since 1985. Mr. Schaefer has been a director of the Company since 1990. He is also a director of Aon Corporation, Autoliv, Inc., Helmerich & Payne, Inc. and McDonnell Douglas Corporation. Mr. Schaefer is a graduate of St. Louis University.
[PHOTO]

--------------------------------------------------------------------------------

--------
*Except for Messrs. Fill and Schaefer, whose terms will expire, respectively, in July 1999 and June 1998, when they will reach age 70.

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COMMITTEES OF THE BOARD

    There are four standing committees of the Board: Audit Committee, Compensation Committee, Executive Committee, and Nominating and Organization Committee.

    The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for such audits and for any special assignments given such auditors. The committee also reviews the annual audit and its scope, including the independent auditors' letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of independent auditors' examinations. Members of this committee are Messrs. Creson (Chairman), Cantalupo, Keyser, Mooney and Schaefer. The committee met twice in fiscal 1997.

    The Compensation Committee annually reviews and reports to the Board on pension plan investment performance, and makes recommendations to the Board with respect to the creation and amendment of pension and welfare plans of the Company and its subsidiaries. The committee also approves senior officers' salaries and administers the Company's employee cash and stock incentive compensation plan. Members of this committee are Messrs. Stone (Chairman), Barford, Fill, Keyser and Mooney. The committee met three times in fiscal 1997.

    The Executive Committee has and may exercise all the powers and authority of the Board in the management of its business and affairs, except that the committee does not have the power to amend the Company's by-laws or articles of incorporation (except to fix the designations, preferences and other terms of any of its preferred stock), authorize the issuance of stock, authorize distributions (other than pursuant to a formula set by the Board), adopt an agreement of merger or consolidation, approve a plan of merger that does not require a vote of shareholders under Indiana law, fill vacancies in the Board or Executive Committee or recommend to shareholders action that Indiana law requires be approved by shareholders. Members of this committee are Messrs. Stewart (Chairman), Cantalupo, Farrell, Johnston and Stone. The committee had no meetings in fiscal 1997.

    The Nominating & Organization Committee identifies and evaluates individuals for potential directorships and makes recommendations accordingly to the Board to fill vacancies or new positions on the Board, as well as recommending to the Board the management slate of nominees for election as directors at annual shareholders meetings. The committee also makes recommendations to the Board regarding the size and composition of the Board and Board committees; compensation of non-employee directors; and management succession. In addition, the committee reviews the development of the management organization structure. Members of this committee are Messrs. Barford (Chairman), Creson, Farrell, Fill and Schaefer. The committee met once in fiscal 1997.

    Written nominations by shareholders for directors will be considered by the Nominating & Organization Committee provided they are received by the Corporate Secretary of the Company at its principal executive offices pursuant to timely advance written notice in accordance with its by-laws* and contain all information specified in such by-laws. No such nominations were received for the 1997 Annual Meeting. For the Company's 1998 Annual Meeting, any such nominations must be received by the Company between July 17 and August 17, 1998.

--------
*A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

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                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    On August 25, 1997, the record date for the 1997 Annual Meeting, there were 135,731,969 shares of common stock outstanding, each entitled to one vote. Only shareholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding. As of the date of this proxy statement, there was no known beneficial ownership of more than 5% of the Company's common stock.

    The following table shows the Company's common stock beneficially owned as of August 25, 1997, by each present director and each executive officer named in the Summary Compensation Table on page 12; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown (except for the shares identified in footnote (2) below).

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                                                                   OWNED(1)
                                                                                                 ------------
Ralph M. Barford...............................................................................     100,000
James R. Cantalupo.............................................................................       3,152  (2)
William T. Creson..............................................................................       4,500
W. James Farrell...............................................................................         500
Dennis C. Fill.................................................................................      13,400
James J. Fuerholzer............................................................................     141,131
Stephen A. Gerow...............................................................................     164,211
William E. Johnston............................................................................     469,515
Richard L. Keyser..............................................................................       5,920  (2)
Thomas F. McDevitt.............................................................................     123,600
Edward J. Mooney...............................................................................       1,400
George A. Schaefer.............................................................................       7,500
S. Jay Stewart.................................................................................   1,037,635
Roger W. Stone.................................................................................       8,546  (2)
All directors, nominees and executive officers as a group (22 persons including those named)...   2,668,578
NOTE: The largest individual beneficial holding shown above represents less than 1% of the outstanding shares; the holdings of the group represent less than 2% of the outstanding shares.

--------
(1) Shares in this column include shares which the individuals have only the right to acquire through the exercise of stock options which are exercisable presently or within 60 days: Mr. Stewart (775,165 shares), Mr. Johnston (364,685 shares), Mr. Fuerholzer (124,359 shares), Mr. Gerow (153,015 shares), Mr. McDevitt (53,691 shares), and all directors and executive officers as a group (1,986,691 shares).
(2) The total shares owned by Messrs. Cantalupo, Keyser and Stone include, respectively, 652, 3,920 and 4,046 shares of phantom stock credited as of June 30, 1997, to their accounts under the Non-Employee Directors Deferred Compensation Plan described on page 2 of this proxy statement. The foregoing amounts include conversions made to reflect the transactions described in the Introduction on page one pursuant to a formula specified in the Federal tax law.

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                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the Compensation Committee of another company for which any member of the Company's Compensation Committee serves as an executive officer.
--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

    As reported on page 6, the Compensation Committee of the Board (the "Committee") approves senior officers' salaries and administers the Company's cash and stock incentive compensation plan. The purpose of this plan and the objectives of the Committee are to:

    - pay for performance, motivating both long- and short-term performance on behalf of Company shareholders,

    - provide competitive compensation programs so as to be able to attract, retain and motivate top management talent,

    - place greater emphasis on at risk incentive compensation than on fixed salaries, particularly for senior executives,

    - base the incentive compensation of business unit executives in large part on the performance of their operations, while including a component which recognizes overall Company performance as well, and

    - most importantly, join shareholder and management interests.

    To further these objectives, the compensation of senior executive officers includes four components: (1) base salaries, (2) annual bonus programs, (3) a long-term incentive program, and (4) stock options.

    Periodically, the Committee arranges for studies by independent compensation consulting firms comparing total compensation of the Company's senior executive officers with compensation of executives in similarly sized companies.* The last such study, which was performed in August 1997, confirmed that base salaries are slightly lower than the averages in the study group. The study also showed that the Company continues to place emphasis on performance based compensation, so that total compensation is above such averages when goals are significantly exceeded.

BASE SALARIES

    The Committee approves salary changes for senior executive officers in accordance with the Company's written salary administration policy. This policy is a long-standing one designed and periodically reviewed in consultation with external compensation consultants. Salary ranges are established for various positions through job evaluation and comparison with competitive salary data. Within the ranges, adjustments are recommended on the basis of position within the range, individual

--------
*These companies do not necessarily include those in the Custom Composite (peer group) Index in the performance graph on page 11, since the Company's competitors for executive employees are not always the same as those for shareholders' investments.

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performance, and a corporate merit salary percentage factor. Consistent with the
Company's overall objectives, these adjustments, combined with bonuses as outlined below, emphasize payment for performance.

ANNUAL BONUS PROGRAMS

    Following fiscal 1997 (which ended on June 30, 1997), the Committee considered annual bonus payments based on performance during that year. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 120% of their base salaries as of the beginning of the performance period, depending on salary grade and attainment of Company and applicable business unit profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus program, the Committee approved bonus payments to senior executive officers ranging from 13% to 96% of their salaries.

LONG-TERM INCENTIVE PROGRAM (LTIP)

    Also following fiscal 1997, the Committee considered LTIP payments to senior executive officers based on performance during the three-year period from fiscal 1995 through fiscal 1997. LTIP participants are selected by the Committee annually prior to the beginning of each particular three-year performance period. Depending on the participant's salary grade, possible award levels range from zero if less than 5% compound annual growth in Company or applicable business unit profit goals as approved by the Committee is realized over the three year period to a maximum 240% of base salary if 20% or greater compound annual growth is realized. Based on the terms of the LTIP for fiscal 1995 through fiscal 1997, the Committee approved LTIP payments to six executive officers ranging from 36% to 240% of their annual base salaries as of the beginning of the performance period.

STOCK OPTIONS

    In addition, the Committee authorizes stock option grants to selected employees, currently including all executive officers, at approximate one-year intervals. The Company's stock option guidelines were designed and have been revised periodically with the assistance of external compensation consultants. These guidelines provide for a specific number of options, the value of which is derived from the midpoint of the salary range for each specific salary grade, as periodically adjusted by means of a formula that utilizes the stock's average market value during the last month of the most recent fiscal year. The formula does not, however, consider an individual's previous option grants. All options granted to executive officers in fiscal 1997 are for 10 year terms, with an exercise price equal to the stock's market value on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive officers received grants in August 1996 (fiscal 1997) ranging from 5,200 shares to 51,000 shares.

CHIEF EXECUTIVE OFFICER

    The fiscal 1997 compensation of the Company's Chairman and Chief Executive Officer,
S. J. Stewart, was determined in accordance with the salary policy, bonus programs and stock option guidelines previously discussed.

    In August 1996 the Committee approved a stock option grant of 51,000 shares, and a salary increase of $25,000 (effective September 1, 1996), for Mr. Stewart. His resulting base salary, $690,000, is in the lower half of the salary range established for this position.

    Company earnings per share in fiscal 1997 exceeded both the prior year and the fiscal 1997 earnings per share goals (as established in the annual bonus program), and therefore, in August 1997, the Committee approved pursuant to the terms of the program an annual bonus for Mr. Stewart of $661,991. In addition, pursuant to the terms of the LTIP, the Committee approved a payment of

--------------------------------------------------------------------------------
$1,440,000 to Mr. Stewart, since the Company greatly exceeded the goal of 10% compound growth in earnings per share for the three year period from fiscal 1995 through fiscal 1997 by achieving an actual compounded growth rate of approximately 21%.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION

    Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives. Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been restructured to comply with the Code's definition of performance-based compensation until the 1997 Annual Meeting, at which time a new Incentive Plan intended to satisfy current Section 162(m) requirements is being recommended for shareholder approval (see pages 18-20). Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interests of the Company and its shareholders.

           Roger W. Stone, CHAIRMAN
           Ralph M. Barford
           Dennis C. Fill
           Richard L. Keyser
           Edward J. Mooney

--------------------------------------------------------------------------------

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder returns on the Company's common stock; the Standard & Poor's-Registered Trademark- 500 Stock Index; and the Standard & Poor's-Registered Trademark- Chemicals (Specialty) Index. Public trading of Company stock began on May 1, 1997; public trading of Old Morton stock ended on April 30, 1997. Consequently, the period covered on the graph is limited to the Company's returns from May 1 through June 30, 1997, the end of its fiscal year.*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning May 1,
1997
                                                       Morton International
                                                                       Inc.  S&P 500(0)  S&P Chemicals (Specialty) Index
Apr-97                                                              $100.00     $100.00                          $100.00
May-97                                                              $107.05     $106.09                          $107.29
Jun-97                                                              $100.21     $110.84                          $114.36
SOURCE: GEORGESON & COMPANY, INC.

                                               APRIL 1997     MAY 1997    JUNE 1997

Morton International, Inc....................   $  100.00    $  107.05    $  100.21
S&P 500-Registered Trademark-................   $  100.00    $  106.09    $  110.84
S&P Chemicals (Specialty) Index..............   $  100.00    $  107.29    $  114.36

Note: The total return for the S&P indices begins April 30, 1997. The total return for Morton International, Inc. is based on the company's operating price of $30.125 on May 1, 1997.

--------

*Pursuant to the transactions described in the Introduction on page 1., Old
 Morton shareholders received .341 share of Autoliv, Inc., as well as one share of the Company, for each share of Old Morton. Consequently, their total return for the two-month period covered on the graph would reflect the stock market trading prices of both companies.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                            ---------------------
                                                                                                         PAYOUTS
                                                       ANNUAL COMPENSATION                    AWARDS
                                       ---------------------------------------------------  ---------------------
                                                                                            SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING     LTIP      ALL OTHER
         NAME AND PRINCIPAL                                                 COMPENSATION      OPTIONS    PAYOUTS   COMPENSATION
              POSITION                 FISCAL YEAR  SALARY($)   BONUS($)       ($)(1)         (#)(2)      ($)(3)      ($)(4)
--------------------------------------------------------------------------------------------------------------------------------

S. JAY STEWART                               1997   $ 685,833  $  661,991  $   3,031,697        66,689   $1,440,000   $  20,575
Chairman and Chief                           1996     660,833     654,528        174,365        74,797   1,070,000      19,825
 Executive Officer                           1995     633,333     720,000        -0-            79,766   1,000,000      19,000
--------------------------------------------------------------------------------------------------------------------------------

WILLIAM E. JOHNSTON                          1997   $ 443,750  $  387,821  $     959,056        35,306   $500,000    $  13,313
President and Chief Operating                1996     396,000     299,992        153,861        66,428    500,000       11,880
 Officer(5)                                  1995     326,750     310,500        181,117        29,029    340,000        9,802
--------------------------------------------------------------------------------------------------------------------------------

STEPHEN A. GEROW                             1997   $ 259,167  $  225,000  $     -0-            13,469   $268,250    $   7,775
President, Coatings                          1996     248,167     162,791        -0-            14,907    360,000        7,445
 Group                                       1995     236,667     185,288        -0-            15,953    340,000        7,100
--------------------------------------------------------------------------------------------------------------------------------

JAMES J. FUERHOLZER                          1997   $ 275,417  $  152,673  $     -0-            22,360   $ 67,556    $   8,263
President, Adhesives                         1996     243,250     104,397        -0-            27,983    154,500        7,415
 and Chemical Specialties Group              1995     202,500     139,365        -0-            15,953     -0-           6,075
--------------------------------------------------------------------------------------------------------------------------------

THOMAS F. MCDEVITT                           1997   $ 223,517  $  154,690  $     -0-            13,730   $270,000    $   6,706
Vice President Finance and Chief             1996     209,600     137,792        -0-            13,076    260,000        6,288
 Financial Officer                           1995     200,500     154,000        -0-            13,469    240,000        5,333
--------------------------------------------------------------------------------------------------------------------------------

(1) Amounts in this column consist of cash payments to the indicated individuals pursuant to pre-fiscal 1991 stock option agreement provisions for reimbursement of their income tax liability upon exercise of the related options (for a description of such payments, see note (3) to the option exercise table on page 14).

(2) The number of securities underlying options in this column represent conversions as described in the first sentence of note (2) to the option grants table on page 13.

(3) Amounts in this column consist of Long-Term Incentive Program (LTIP) awards earned during three-year performance periods ending on the last day of the indicated fiscal years and paid out approximately two months thereafter.

(4) Amounts in this column consist of Company contributions to the named individuals' accounts in the Company's basic and supplemental Employee Savings and Investment (defined contribution) Plans.
(5) Mr. Johnston's compensation for fiscal 1995 was paid to him as Executive Vice President, Administration of the Company.

--------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS(2)
                                  ----------------------------------------                      POTENTIAL REALIZABLE VALUE
                                    NUMBER OF      % OF TOTAL    EXERCISE                       AT ASSUMED ANNUAL RATES OF
                                   SECURITIES       OPTIONS       OR BASE                        STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO      PRICE                             FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN     (PER      EXPIRATION   --------------------------------------
            NAME(1)                GRANTED(#)     FISCAL YEAR     SHARE)        DATE       0%        5%($)(3)       10%($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                           66,689          7.8%        $   29.01   8/22/06       -0-       $1,319,024      $3,342,666

Mr. Johnston                          35,306          4.1%            29.01   8/22/06       -0-          698,308       1,769,650

Mr. Gerow                             13,469          1.6%            29.01   8/22/06       -0-          266,400         675,109

Mr. Fuerholzer                        22,360          2.6%            29.01   8/22/06       -0-          442,253       1,120,755

Mr. McDevitt                          13,730          1.6%            29.01   8/22/06       -0-          271,562         688,192

All Shareholders                     N/A            N/A            N/A         N/A          -0-    2,502,322,030   6,341,375,324

All Optionees                        855,428          100%            29.10   various(4)    -0-       15,655,046      39,672,959

Optionee Gain as % of All            N/A            N/A            N/A         N/A         N/A               0.6%            0.6%
 Shareholders' Gain
--------------------------------------------------------------------------------------------------------------------------------

(1) All options held by the named individuals include limited stock appreciation rights (LSARs), which are issued in tandem with stock options. LSARs give the holders thereof the right to receive cash in an amount equal to the spread between the exercise price of the related options and the stock's fair market value during the 90-day period following a change in control of the Company (as such term may be defined from time to time by the Board) in lieu of exercising the related options, which are cancelled upon exercise of LSARs.
(2) The number of securities and exercise prices of the options shown below represent conversions of the amounts and prices of the original grants that were made to reflect the spin-off transaction described in the Introduction on page one of this proxy statement pursuant to a formula specified in the Federal tax law. The individual options were originally granted at exercise prices equivalent to the fair market value of the Company's common stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite
     Tape). The exercise price shown for all optionees (converted as described above) is the weighted average of all options granted in fiscal 1997. Options become exercisable one year following the dates of grant, and exercise prices may be paid in cash or previously owned shares of Company common stock.
(3) The amounts shown in these two columns represent potential realizable values using the converted options and exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of Company common stock.
(4) The expiration dates of options granted during fiscal 1997 are 8/22/06, 10/24/06 1/23/07, 3/27/07 and 5/15/07.

--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED
                                                                    OPTIONS AT FISCAL        VALUE OF UNEXERCISED IN-THE-
                                                                      YEAR END(#)(2)         MONEY OPTIONS AT FISCAL YEAR
                                                               ----------------------------           END($)(2)
                               SHARES ACQUIRED      VALUE                                    ----------------------------
NAME                           ON EXERCISE (#)  REALIZED($)(1) EXERCISABLE(3) UNEXERCISABLE  EXERCISABLE(4) UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                         150,537      $ 3,850,702       708,476       66,689          9,048,619     82,694
Mr. Johnston                         54,662        1,218,143       329,379       35,306          4,689,515     43,779
Mr. Gerow                            -0-             N/A           148,546       13,469          2,187,292     16,702
Mr. Fuerholzer                        6,945          190,171       101,999       22,360          1,172,723     22,360
Mr. McDevitt                         -0-             N/A            39,961       13,730            293,455     17,025
-------------------------------------------------------------------------------------------------------------------------

(1) The average of the Company stock's high and low sales prices reported on the New York Stock Exchange Composite Tape for the particular exercise dates, minus the applicable exercise prices, multiplied by the number of option shares exercised.
(2) The share amounts shown in these four columns represent conversions as described in the first sentence of note (2) to the option grants table on page 13.
(3) Non-qualified options in this column that were granted to the named individuals prior to fiscal 1991 (provided they were executive officers on the grant dates) include supplemental cash payment rights, pursuant to which payments are made to optionees upon exercise of such options or the related LSARs described in note (1) to the option grants table on page 13 in reimbursement of their income tax liability from such exercises and payments.
(4) The average of the Company stock's high and low trading prices (calculated as in note (1) above) on the last trading day of fiscal 1997 ($30.25 per share), minus the applicable exercise prices, multiplied by the number of option shares held. Such values do not include the supplemental cash payment rights described in note (3) above.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PROGRAM (LTIP) -- AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR     NON-STOCK PRICE-BASED PROGRAM
                                                      OTHER PERIOD     -------------------------------
                                                    UNTIL MATURATION
NAME                                                    OR PAYOUT      THRESHOLD   TARGET    MAXIMUM
------------------------------------------------------------------------------------------------------
Mr. Stewart                                              3 years       $ 345,000  $690,000  $1,380,000
Mr. Johnston                                             3 years         224,000   448,000     896,000
Mr. Gerow                                                3 years         104,500   209,000     418,000
Mr. Fuerholzer                                           3 years         111,000   222,000     444,000
Mr. McDevitt                                             3 years          90,500   181,000     362,000

--------------------------------------------------------------------------------

    Individual target incentive awards under the LTIP are percentages of participants' salaries ranging from 60% to 100%, depending on their salary grades, subject to 20% plus or minus adjustments authorized prior to the beginning of the applicable performance period by the Compensation Committee. The target awards reported in the foregoing table require a 10% compound annual growth in Company or applicable business unit profits and the achievement of return on net assets ("RONA") goals over the three-year performance period beginning on July 1, 1997, and ending on June 30, 2000. Maximum awards can be up to two times target award levels to reflect 20% or greater compound earnings growth and full achievement of RONA goals over the performance period, but are zero if compound earnings growth is less than the 5% threshold level and minimum RONA goal levels are not achieved.

    In the event of a change in control of the Company (as defined in the LTIP), the performance periods with respect to all outstanding incentive awards would terminate and the related incentive awards would be payable. The amount payable with respect to any award would be equal to the percent of target based upon the greater of 100% or the weighted average of (i) the percent of target earned to the most recent fiscal quarter prior to the change of control ("Measurement Date") and (ii) 100% of target from the Measurement Date to the end of the three-year performance period.

--------------------------------------------------------------------------------

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

    All individuals named in the Summary Compensation Table except Mr. Stewart have change of control employment agreements with the Company ("agreements") which are effective for 3-year periods and are automatically extended annually for additional 1-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executives' employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. The agreements require continued employment of the executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times the sum of such executive's then current salary, average long-term bonus and highest annual bonus plus service and earnings credits under any Company retirement plan, which would have been earned over, and the continuance of fringe benefits during, the three years after such termination (except as reduced by payments under long-term bonus plans made to an executive upon a change of control which relate to performance periods subsequent to such termination). The agreements provide that executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Code as a consequence of any payments made to them (whether or not under the agreements) being classified as "parachute payments" as defined in Section 280G of the Code.

    Mr. Stewart's employment agreement has a term ending March 31, 2000, provided three years' advance notice of termination is given by the Company. Unless and until such notice is given, the employment agreement will continue on a year-to-year basis through September 30, 2003 (Mr. Stewart's normal retirement date). Mr. Stewart's agreement provides that in the event of his voluntary or involuntary termination without cause following a change in control of the Company, he would be entitled to receive an immediate payment of salary and bonuses plus credits and benefits similar to those described in the preceding paragraph through the then current term of his agreement.
--------------------------------------------------------------------------------
SURVIVOR INCOME BENEFITS PLAN
    All named Executive Officers participate in this plan, under which benefits are payable to participants' surviving spouses (or dependent children if there is no spouse) if a participant dies prior to age 65 while employed by the Company. The benefit is approximately 50% of the participant's base pay at death and continues until the participant would have attained age 65. Accruals were made in fiscal 1997 for aggregate potential benefits payable under this plan, but no specific amounts for individual participants were calculated.
--------------------------------------------------------------------------------
POST-RETIREMENT LIFE INSURANCE PLAN
    Two individuals named in the Summary Compensation Table (Messrs. Stewart and Johnston) participate in this plan, under which life insurance after retirement is provided at no cost to retirees in amounts equal to their base salaries at retirement. Such coverage is in addition to that provided under the Company's regular life insurance program. Accruals were made in fiscal 1997 for aggregate potential benefits payable under all Company life insurance plans, but no specific amounts for individual participants were calculated.

--------------------------------------------------------------------------------

PENSION PLANS

    The following table contains estimated annual retirement benefits payable under the Company's basic and excess defined benefit pension plans.

                               YEARS OF SERVICE
             -----------------------------------------------------
COMPENSATION    15         20         25         30         35
------------------------------------------------------------------
 $ 200,000   $  48,514  $  64,685  $  80,857  $  97,044  $ 114,544
   400,000     101,014    134,685    168,357    202,044    237,044
   600,000     153,514    204,685    255,857    307,044    359,544
   800,000     206,014    274,685    343,357    412,044    482,044
 1,000,000     258,514    344,685    430,857    517,044    604,544
 1,200,000     311,014    414,685    518,357    622,044    727,044
 1,400,000     363,514    484,685    605,857    727,044    849,544
 1,600,000     416,014    554,685    693,357    832,044    972,044
 1,800,000     468,514    624,685    780,857    937,044  1,094,544

    All individuals named in the Summary Compensation Table participate in the Company's pension plans. The number of full years of credited service at June 30, 1997, for each is as follows: Mr. Stewart, 24 years; Mr. Johnston, 20 years; Mr. Gerow, 7 years; Mr. Fuerholzer, 39 years; and Mr. McDevitt, 36 years.

    Upon reaching age 65, pension plan participants are eligible to receive annual retirement income, on a straight-life annuity basis, in monthly installments for life equal to 1.75% of salary plus annual bonus (as reported in the Summary Compensation Table), averaged over the five consecutive calendar years during which such compensation was highest out of the last ten years completed before age 65, for each year of credited service, less 1.67% of primary social security for each year of credited service (up to 30 years).

    Two individuals named in the Summary Compensation Table, Messrs. Stewart and McDevitt, participated in a predecessor company's pension plan prior to 1984. Upon retirement, they will receive 2% of compensation (calculated as described in the preceding paragraph), less 1.67% of primary social security, for each year of credited service prior to 1984. For subsequent credited service, they will receive benefits as described in the preceding paragraph. Consequently, their benefits will slightly exceed those in the above table in amounts varying with the extent of their pre-1984 credited service.

    One individual named in the Summary Compensation Table, Mr. Johnston, participates in a supplemental executive retirement program (SERP). Under the SERP, participants are entitled, upon normal or approved early retirement, to receive amounts which, together with standard Company pensions (including pensions of prior employers), equal 50% of their average compensation (salary plus standard annual bonus) with respect to the five consecutive highest earnings years out of the final ten years' service prior to retirement. Consequently, unless reduced as described below, the estimated total annual pension benefits of a SERP participant will approximate those shown in the column of the foregoing pension table which sets forth benefits for employees with 30 years of credited service.

    If approved early retirement occurs prior to age 62, the SERP pension is reduced by 0.33% for each full month from the early retirement date to age 62. If a change in control of the Company occurs and thereafter the employment of the SERP participant is terminated by the Company (other than for

--------------------------------------------------------------------------------
cause as defined in the employment agreements) or the individual's status as a SERP participant is terminated, the SERP pension vests as though the individual had retired early with approval on the date of such termination.

    In addition, SERP participants' rights under employment agreements concerning pension benefits following a change of control are preserved.
--------------------------------------------------------------------------------

               2.  APPROVAL OF THE COMPANY'S 1997 INCENTIVE PLAN

    The Board has approved and recommends shareholder approval of the 1997 Incentive Plan (the "New Plan") in the belief that grants and awards of cash and stock thereunder (collectively, "awards") will assist Company management to attract, retain and provide appropriate incentives to key personnel. In addition, approval by shareholders will enable certain awards to qualify as "performance-based compensation" not subject to the limitations on deductibility of executive compensation in excess of $1 million contained in Section 162(m) of the Code.

    The New Plan is similar to the Company's current incentive plan (the "Predecessor Plan") which was adopted by the Company predecessor's Board of Directors and approved by its shareholders in 1989. The following is a summary of the major provisions of the New Plan.*

    ADMINISTRATION AND ELIGIBILITY. The New Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee will be empowered, among other things, to interpret the Plan, to make all determinations deemed necessary or advisable for its administration, and to authorize awards thereunder to key Company employees. Stock awards may include options, limited stock appreciation rights, restricted stock, and other forms of awards measured in whole or in part by the value of shares.

    Options and other stock awards may not be granted to any New Plan participant in any fiscal year covering more than 500,000 shares of Company common stock, and total cash awards may not exceed $5,000,000 to any such participant in any fiscal year. The benefits or amounts that will be received by participants are not yet determinable. Key personnel are eligible to participate in the New Plan, subject to selection by the Committee based upon an employee's past or anticipated contributions to the Company's growth and success.

    STOCK OPTIONS. All options to be granted under the New Plan, which may include incentive stock options satisfying certain Code requirements, must have an exercise price of not less than the fair market value of Company common stock (the average of the high and low stock market trading prices) on the date of grant. In addition, a participant may be required to complete a specified period of employment following the grant date before an option becomes exercisable. The exercise price of an option may be paid in cash, through the surrender or withholding of shares of Company common stock having a fair market value equal to the exercise price, or through a combination of the foregoing.

    RESTRICTED STOCK AWARDS. Awards of common stock may be made on terms and conditions fixed by the Committee, including restrictions as to vesting or transferability of the award. If the Committee intends a restricted stock award to qualify as performance-based compensation under Section 162(m) of the Code, such shares will vest on the attainment of specific performance goals, as discussed below.

--------

* A copy of the New Plan may be obtained by written request to the Company's Corporate Secretary.

--------------------------------------------------------------------------------

    LIMITED STOCK APPRECIATION RIGHTS ("LSARS"). LSARs may be granted only in tandem with stock options and at the same prices as the related options. The holder of an LSAR is entitled to receive, in lieu of the related option, cash or shares of Company common stock equal in value to the excess of the stock's fair market value on the exercise date over its price on the grant date, multiplied by the number of shares covered by the right.

    OTHER AWARDS. Other forms of awards, payable in cash or Company common stock, may be granted under the New Plan. Pursuant to Code Section 162(m), awards in excess of $1 million per year paid to the Chief Executive Officer or any of the four other highest paid executive officers are not deductible by the Company unless such compensation is based on pre-established, objective performance criteria approved by its shareholders. The shareholders must also have approved the eligibility requirements for and maximum amount of such compensation. Accordingly, the New Plan authorizes performance based awards to be based on one or more of the following criteria: Earnings per share, operating income, profit margins, return on net assets, increased inventory and/or receivable turns, cash flow, stock price, total shareholder return, and any other objective measure approved by the Committee.

    Such awards will be based on the extent to which performance criteria have been satisfied, and will not become payable (or vested, in the case of restricted stock) until the Committee certifies that the applicable performance targets have been met.

    FOREIGN ALTERNATIVES. Without amending and notwithstanding other provisions of the New Plan, in the case of any award to be held by any participant who is employed outside the United States or is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the New Plan as may, in the judgment of the Committee, be necessary or desirable to further its purposes.

    TERM, EXERCISE PERIOD AND TRANSFERABILITY OF STOCK AWARDS. Under the New Plan, stock awards may be granted for such terms as the Committee may determine. It is presently anticipated that options and LSARs will be exercisable only during the holder's employment by the Company, or by a related company which the Committee may designate, and that unearned portions of restricted stock and other awards will generally be forfeited upon termination of the holder's employment prior to the end of the restriction or performance period, subject to exceptions in the case of death, retirement or termination following a change in control of the Company.

    LIMITATION ON NUMBER OF SHARES. The New Plan authorizes 8,000,000 shares of Company common stock for issuance pursuant to future awards, which represents less than 6% of the 135,731,969 shares of common stock outstanding on August 25, 1997, the record date for the 1997 Annual Meeting. As of that date, an additional 6,527,361 shares were subject to unexercised options previously granted under the Predecessor Plan. The total of the foregoing amounts, 14,527,361 shares, represents 10.7% of the currently outstanding shares. If the New Plan is approved by shareholders, no further awards will be made under the Predecessor Plan. Any common stock surrendered or withheld in payment of the exercise price of an option, or in satisfaction of any tax liabilities resulting from an award under the New Plan, will be added to the aggregate shares of common stock available for future issuance.

    AMENDMENT, TERMINATION AND ADJUSTMENT. The New Plan may be amended or terminated by the Board at any time, but no amendment shall be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Company stock is listed. In addition, no amendment shall impair the rights of holders of any award theretofore granted without their consent.

--------------------------------------------------------------------------------

    The New Plan provides that in the event of a reorganization, recapitalization, spin-off, stock dividend or stock split, or a combination or other increase or reduction in the number of issued shares of the Company's common stock, the Board or the Committee may, in order to prevent dilution or enlargement of rights under awards, make such adjustments in the number and type of shares authorized by the Plan and covered by outstanding awards and the price thereof as may be determined to be appropriate and equitable. The Committee may provide in award agreements that in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spinoff or similar transaction by the Company, the rights under such awards may be accelerated or adjustments may be made in order to prevent the dilution or enlargement of rights thereunder.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a brief summary of the Federal income tax rules relevant to stock option, LSARs, restricted stock and cash awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change in the future.

    Under present law, upon exercise of a stock option that is not an Incentive Stock Option ("ISO"), the holder recognizes ordinary income, and the Company is entitled to a deduction, equal to the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price. However, an ISO will not result in taxable income to the recipient or a tax deduction to the Company at the time of exercise if (i) at all times during the period beginning on the grant date and ending on the day three months before the exercise date, the holder was an employee of the Company, (ii) the recipient does not dispose of the shares acquired pursuant to the exercise of the ISO for at least one year from the date of exercise and at least two years from the date the ISO was granted (whichever is longer), and (iii) certain other requirements are satisfied.

    Stock awards are taxable as ordinary income to the holder and deductible by the Company generally in the year paid in an amount equal to the fair market value of the shares received. However, if the shares are subject to restrictions involving both forfeitability and nontransferability, the recipient's taxable income and the Company's deduction are deferred and measured by the fair market value of the shares at the time that the first of the two restrictions lapses unless the recipient makes a timely election to recognize income at the time the shares are received.

    LSAR exercises result in ordinary income to the holder and a tax deduction for the Company. The amount of such income and deduction equals the value of any cash or shares of common stock received.

    Cash awards are taxable to recipients as ordinary income and generally deductible by the Company as of the date they are paid.

    WITHHOLDING OF TAXES. The Company may withhold, or allow stock award holders to remit to the Company, any applicable Federal, state or local taxes. To satisfy such tax liability, the holder may elect to surrender previously acquired shares of common stock or to have the Company withhold shares that would otherwise have been issued to the holder under the incentive. Taxes are withheld by the Company from cash awards in accordance with applicable law at the time they are paid.

    THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1997 INCENTIVE PLAN.

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20
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            3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young LLP as the independent auditing firm for the Company's fiscal year ending June 30, 1998. The Company has been advised that Ernst & Young LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

    In accordance with a resolution of the Board, this selection is being presented to the shareholders for ratification at the 1997 Annual Meeting. While ratification by shareholders of this appointment is not required by law or the Company's articles of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board will consider that fact when it appoints independent auditors for the next fiscal year.

    Ernst & Young LLP has been the independent auditing firm for the Company and Old Morton since the latter's formation in 1989. Audit services provided to the Company and Old Morton by Ernst & Young LLP during fiscal 1997 consisted of the examination of the financial statements of both companies and their subsidiaries for that year and the preparation of various reports based thereon, as well as services relating to filings with the SEC and employee benefit plan audits.

    Representatives of Ernst & Young LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for fiscal 1997.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

                                                                              21
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              4.  DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management does not now intend to bring before the 1997 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the shareholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.

    For business to be properly brought before an annual shareholders meeting by a shareholder, timely advance written notice thereof must be received by the Corporate Secretary of the Company at its principal executive offices in accordance with the Company's by-laws.* No such notices were received for the 1997 Annual Meeting. For the Company's 1998 Annual Shareholders Meeting, any such notices must be received by the Company between July 24 and August 24, 1998.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Shareholder proposals intended for the proxy statement for the 1998 Annual Shareholders Meeting must be received by the Corporate Secretary of the Company at its principal executive offices no later than May 19, 1998.

By Order of the Board

           [SIGNATURE]

P. Michael Phelps
Vice President and Secretary
Chicago, Illinois
September 11, 1997

--------
*A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

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                                                                      APPENDIX A

                           MORTON INTERNATIONAL, INC.
                              1997 INCENTIVE PLAN

    1. PURPOSE. The purpose of the Morton International, Inc. 1997 Incentive Plan (the "Plan") is to promote the long term financial interests and growth of Morton International, Inc. (the "Company") by (a) attracting and retaining executive personnel, (b) motivating executive personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and (d) furthering the identity of interests of participants with those of the shareholders of the Company.

    2.  DEFINITIONS.  The following definitions are applicable to the Plan:

        "Affiliate" means any entity in which the Company has a direct or indirect equity interest.

        "Change in Control" has the meaning specified in the 1989 Incentive Plan, as amended effective June 23, 1994, of the Predecessor.

        "Code" means that the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" means the Company's Compensation Committee, consisting of two or more directors of the Company who are "Non-Employee Directors" as such term is used in Rule 16b-3 and "outside directors" as such term is used in Section 162(m) of the Code.

        "common stock" means the common stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(b).

        "Distribution" means the distribution of shares of common stock of the Company to the shareholders of the Predecessor.

        the "fair market value" of the common stock means the average of the highest and lowest reported sale prices of such common stock (on the New York Stock Exchange-Composite Transactions Table if so reported) on such date or if there is no sale on such date, then on the last previous date on which a sale was reported.

        "participant" means any key employee of the Company or an Affiliate selected by the Committee based on the employee's past or anticipated contributions to the Company's growth and success.

        "Predecessor" means the Indiana corporation previously known as Morton International, Inc. which transferred the Company's initial business assets to it effective April 30, 1977.

        "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

    3. LIMITATION ON AGGREGATE SHARES AND INDIVIDUAL AWARDS. The number of shares of common stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, a number of shares equal to 8,000,000 plus the number of shares subject to options to purchase shares of common stock of the Predecessor which were exchanged for options to purchase common stock of the Company in connection with the Distribution; provided, however, that to the extent any awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock

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thereunder, or if the Company receives any shares of common stock as the exercise price of any award such shares shall again be available under the Plan. Such shares of common stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Awards may not be made to any participant in any fiscal year covering more than 500,000 shares of common stock.

    4. AWARDS. The Committee may grant to participants, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, limited stock appreciation rights ("LSARs"), restricted stock and other awards.

    (a)  OPTIONS.

        (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine.

        (ii) The option price per share of common stock shall be fixed by the Committee at not less than 100% of the fair market value of a share of common stock on the date of grant.

        (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

        (iv) Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Corporate Secretary) and payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee,
    (A) in cash (including check, bank draft, or money order), (B) in common stock that has been held for at least six months or common stock withheld from the shares purchased on exercise of the option (in each case valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and common stock or (D) with any other consideration.

    (b)  LSARS.

        (i) An LSAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the LSAR. LSARs may only be in tandem with previously or contemporaneously granted options. The specified price of a tandem LSAR shall be the option price of the related option. The amount payable may be paid by the Company in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination shall be made after considering any preference expressed by the holder.

        (ii) An LSAR shall be subject to such terms as may be specified by the Committee at the time of grant or otherwise and may be exercised only in accordance with such terms by written notice to the Company (to the attention of the Corporate Secretary) prior to its stated expiration. To the extent an LSAR is exercised, the related option will be canceled and, to the extent the related option is exercised, the LSAR will be canceled.

    (c)  RESTRICTED STOCK.

        (i) The Committee may award to any participant shares of common stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

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        (ii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of common stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested. At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

        (iii) Except as provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

    (d)  OTHER AWARDS; DEFERRALS.

        (i) Other awards, including, without limitation, performance shares, convertible debentures, other convertible securities and other forms of awards measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, may be granted under the Plan. Such awards may be payable in common stock, cash or both, and shall be subject to such terms as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unanticipated events such as changes in laws, regulations or accounting practices, unusual or nonrecurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

        (ii) A participant may elect to defer all or a portion of any award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the common stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, common stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust to hold deferred amounts or any portion thereof for the benefit of participants.

    (e) PERFORMANCE-BASED AWARDS. The Committee may specify with respect to any award granted under paragraphs 4(c) and 4(d) that such award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code (a "performance-based award"). With respect to any performance-based award, the following conditions shall apply:

        (i) The amount of the payment (including, in the case of a restricted stock award, the number of shares that become vested) with respect to the performance-based award shall be determined solely by applying an objective formula or standard to a performance measure; provided, however, that the Committee may, in its discretion, reduce or eliminate the amount that would otherwise be payable with respect to any performance-based award;

        (ii) such formula or standard and performance measure shall both be established in writing by the Committee at the time the performance-based award to which they relate is granted, which

--------------------------------------------------------------------------------
    grant shall be made not later than the earlier of (A) 90 days after the commencement of the measurement period to which such award relates or (B) the date that 25% of the measurement period to which the award relates has elapsed;

        (iii) such formula or standard includes a minimum target that must be attained for any amount to be paid to the recipient with respect to such performance-based award (or, in the case of any restricted stock award, the terms of such award shall provide that all of the restricted stock granted under the award shall be forfeited if the minimum target is not met);

        (iv) such performance measure shall be based on one or more of the following performance criteria: earnings per share, operating income, profit margins, return on net assets, increased inventory and/or receivable turns, cash flow, stock price, total shareholder return, and any other objective measure approved by the Committee;

        (v) the maximum amount paid to any participant in any fiscal year of the Company pursuant to performance-based awards (A) in the form of cash and unrestricted stock or other securities shall not exceed $5,000,000 (measured, in the case of unrestricted stock or other securities, on the basis of the fair market value of such stock or securities on the date such property is received by the participant) and (B) in the form of restricted stock shall not exceed 500,000 shares (measured by the number of shares of restricted stock that become vested in such taxable year); and

        (vi) prior to any payment (including the vesting of any restricted stock) with respect to a performance-based award, the Committee shall certify in writing that the performance targets were met with respect to such award (as determined by applying the objective formula or standard set forth in the award grant) and that all other material terms of the award have been satisfied by the recipient.

    (f) FOREIGN ALTERNATIVES. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

    5.  MISCELLANEOUS PROVISIONS.

    (a) ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants in the Plan, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder, and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may delegate any of its authority under (i), (ii) and (iii) above to the Chief Executive Officer of the Company.

    (b) ADJUSTMENTS UPON CERTAIN CHANGES. In the event of a reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of common stock, the Board of Directors or the Committee shall, in order to prevent the dilution or enlargement of rights under awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect-to which

--------------------------------------------------------------------------------
payments are measured tinder, outstanding awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may provide for adjustments to an award in the agreement evidencing the award in order to prevent the dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of, or spinoff or similar transaction by, the Company.

    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control: (i) any LSARs and options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant, and (ii) the restrictions applicable to any restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

    (c) TAX WITHHOLDING. The Company shall have the power to withheld, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Company, a participant may make an irrevocable election to have shares of common stock otherwise issuable under an award withheld or tender back to the Company shares of common stock received pursuant to an award having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Company may disapprove of any election and may limit, suspend or terminate the right to make such elections.

    (d) LISTING AND LEGAL COMPLIANCE. The Company may suspend the exercise or payment of any award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

    (e) BENEFICIARY DESIGNATION AND TRANSFERABILITY. Subject to any limitations on transferability imposed by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefit. Each designation will revoke all prior designations by the same participant and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the participant's death shall be paid to the participant's estate.

    (f) RIGHTS OF PARTICIPANTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company for any period of time or to continue his or her present rate of compensation or in any other rate or benefit. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

    (g) AMENDMENT AND TERMINATION OF PLAN. The Board of Directors may terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent that such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed. No such amendment or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby.

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    The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant such award. No such amendment or modification shall impair the rights of any participant under any award without the consent of such participant.

PROXY

MORTON INTERNATIONAL, INC.                         PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
--------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING ON OCTOBER 23, 1997.

The undersigned hereby appoints Dennis C. Fill, George A. Schaefer, Raymond
P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on August 25, 1997, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Annual Meeting of Shareholders on October 23, 1997, and at any adjournment thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS 1, 2 AND 3.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1997, and Notice and Proxy Statement for the above Annual Meeting.

               Nominees for Election as Directors:

                  Ralph M. Barford, James R. Cantalupo, William T. Creson,
                  S. Jay Stewart

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURMENTS THEREOF.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------
--------------------------------------------------------------------------------

                                                                            1601

/X/ Please mark your
    votes as in this
    example.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
                      FOR      WITHHELD AS TO
                               ALL NOMINEES
1. Election of        / /           / /           To withhold authority to vote
   Directors.                                     for any nominee(s), mark the
   (see reverse                                   "FOR" box and write the name
   side)                                          of each such nominee on the
                                                  line below.

2. Approval of the Company's 1997 Incentive       FOR       AGAINST    ABSTAIN
   Plan.                                          / /         / /        / /

3. Ratification of appointment of
   Ernst & Young LLP as the Company's             / /         / /        / /
   independent auditors for fiscal 1998.

--------------------------------------------------------------------------------



                                                              DATE         ,1997
                                                                  ---------

SIGNATURE(S)                       /
            ----------------------- --------------------------------------------
NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                                 DETACH CARD